Filed pursuant to Rule 424(b)(5)

Registration No. 333-228182

Prospectus Supplement

(To prospectus dated November 14, 2018)

China Ceramics Co., Ltd.

Up to 1,000,000 common shares

500,000 Warrants each to purchase one common share and 500,000 common shares underlying the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 1,000,000 common shares at a price of $1.27 per share (the “Shares”) and Warrants each to purchase one half of one common share (the “Warrants”). The offering also includes up to common shares issuable upon the exercise of the Warrants.

The Shares and Warrants will be sold in fixed combinations, with each fixed combination consisting of one Share and one Warrant to purchase one half of one share. The Shares and Warrants are immediately separable and will be issued separately.

The Warrants will have an exercise price of $1.27 per share and will be exercisable on or after the date of issuance and will terminate on the five-year anniversary of the date of issuance. There is no established public trading market for the Warrants and we are not listing these Warrants on an exchange or any trading system and do not expect a market to develop. For a more detailed description of the warrants, see the section entitled “Description on Securities” beginning of page S-6 of this prospectus supplement.

Our common shares are traded on The NASDAQ Capital Market, or NASDAQ, under the symbol “CCCL.” On November 28, 2018, the last reported sale price of our common share was $1.62 per share.

As of November 29, 2018, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $13.4 million, based on 4,654,812 outstanding common shares, of which 3,649,067 were held by non-affiliates, and a per share price of $3.67 based on the closing price of our common shares on October 18, 2018. We have offered $1,201,667 of our securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement. As a result, we are eligible to offer and sell up to an aggregate of $3,262,359 of shares and warrants pursuant to General Instruction I.B.5. of Form F-3. Following this offering, we will have sold securities with an aggregate market value of $4,306,667 (which includes $1,201,667 in market value offered prior to this offering and $3,105,000 in market value from this offering) pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

We have retained Dawson James Securities, Inc. as our exclusive placement agent to use its best efforts to arrange for the sale of our securities in this offering. The placement agent and its registered representatives may participate in this offering on the same terms and conditions as the investors participating in this offering. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share and warrant	Total

Public Offering Price	$1.27	$1,270,000
Placement agent commissions (1)	$0.1016	$101,600
Proceeds to us, before expenses	$1.1684	$1,168,400

(1)          We have agreed to pay the placement agent a commission equal to eight percent (8%) of the gross proceeds sold in the offering. In addition, we have agreed to pay the placement agent a non-accountable expense allowance of up to $45,000 and to issue to the placement agent warrants to purchase up to five percent (5%) of the Shares sold in this offering. See section entitled “Plan of Distribution” on page S-8 for more information.

We estimate that the total expenses of this offering payable by us will be about $136,600.

This offering is being completed on a “best efforts” basis and the placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities.

The placement agent expects to deliver the Shares and Warrants against payment on or before December 4, 2018.

Dawson James Securities, Inc.

The date of this prospectus supplement is November 30, 2018

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

A registration statement on Form F-3 (File No. 333-228182) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on November 14, 2018, and was declared effective on November 19, 2018. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $50 million of our securities. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: China Ceramics Co., Ltd., c/o Jinjiang Hengda Ceramics Co., Ltd., Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC, Tel: +86 (595) 8576 5053; Fax: +86 (595) 8576 5059.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes. The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and under Item 3.D. — “Risk Factors” in our most recent Annual Report on Form 20-F, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” “HDL” or “Hengdali”, “Pottery Capital of Tang Dynasty”, “TOERTO” and ”WULIQIAO” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities operated by Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated by Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

The Offering

Common shares offered by us	1,000,000 common shares

Warrants offered by us	500,000 Warrants

Each common share is being sold together with one Warrant to purchase one half of one common share at an exercise price of $1.27 per share. The Warrants are immediately exercisable and will expire five years from the date of issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the Warrants.

Common shares to be outstanding immediately after this offering	5,654,812 shares, assuming the maximum offering is completed and assuming no exercise of the Warrants.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate and working capital purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Market for the Shares and Warrants	Our common shares are traded on the NASDAQ Capital Market under the symbol “CCCL.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list any such warrants on any securities exchange.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference herein (including under Item 3.D. — “Risk Factors” in our most recent Annual Report on Form 20-F) and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Unless otherwise stated, all information in this prospectus supplement is based on 4,654,812 common shares outstanding as of November 29, 2018.

Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 20-F and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the sale of our securities will be used for general corporate and working capital purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-6 of this prospectus supplement for further information.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of common shares and warrants offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Future sales or the potential for future sales of our securities may cause the trading price of our common shares to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional common shares, or securities convertible into or exchangeable or exercisable for common shares, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common shares.

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged Dawson James Securities to act as a placement agent in connection with this offering. While Dawson James will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

There is no public market for the Warrants being offered, and we do not anticipate such a market ever developing in the future.

There is no established public trading market for the Warrants and we do not intend to have the Warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as shareholders until they acquire common shares, if ever.

If you acquire the Warrants to purchase our common shares in this offering, you will have no rights with respect to our common shares until you acquire our common shares upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $1.13 million, after deducting estimated offering expenses and assuming no exercise of the Warrants, if we complete the maximum offering hereunder. However, as this is a “best efforts” offering, there is no assurance that we will complete the maximum offering. We intend to use the net proceeds from the sale of the common shares offered hereby for funding the Company’s inventory, distribution expenses, vendor obligations outside of the PRC, as well as for general corporate and working capital purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Our management will have broad discretion in the application of these proceeds.

Description of Securities We are Offering

Each investor who purchases securities offered hereby will receive, for each fixed combination purchased, one common share and one Warrant to purchase one half of one common share. The offering also includes up to common shares issuable upon the exercise of the Warrants.

Common Shares

For a description of the common shares being offered hereby, please see “Description of Securities” in the accompanying prospectus.

Warrants

In connection with this offering, we will issue up to 500,000 Warrants each to purchase one half of one common share. The Warrants will terminate on the five-year anniversary of the issuance date and have an initial cash exercise price of $1.27 per share. Pursuant to a warrant agency agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, the warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise price of the Warrants is also subject to an adjustment in the event that the Company issues or is deemed to have issued common shares for less than the applicable exercise price of the Warrants.

Holders of the Warrants may exercise their warrants to purchase common shares by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of a warrant. In the event that the registration statement relating to such warrant shares is not effective, a holder of warrants will have the right to exercise the Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Warrants. The Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common shares issuable upon a cashless exercise of a Warrant.

If, at any time the Warrants are outstanding, we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the warrants will be entitled to receive upon exercise of such warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

Notwithstanding the foregoing, in the event of a fundamental transaction (other than certain fundamental transactions where the Company remains the surviving company) as described above, the holder may, subject to certain conditions, require the Company or a successor entity to purchase the warrant from the holder by paying to the holder an amount in cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the effective date of such change of control; provided, however, that, if the change of control is not within the Company's control, including not approved by the Company's board of directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such change of control, the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common shares in connection with the change of control, whether that consideration is in the form of cash, shares or any combination thereof, or whether the holders of common shares are given the choice to receive from among alternative forms of consideration in connection with the change of control.

The exercisability of the Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% (or, 9.99%, at the election of a holder prior to the date of issuance) of our common shares.

Except by virtue of such holder’s ownership of our common shares, the holder of a Warrant will not possess any rights as a shareholder under the warrant until the holder exercises such warrant.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event our common share price does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

Plan of Distribution

We engaged Dawson James Securities, Inc., referred to as “Dawson” or the “placement agent,” to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. Dawson is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of shares and warrants offered by us. Therefore, we may not sell the entire amount of shares and warrants being offered. Dawson may engage one or more sub-placement agents or selected dealers to assist with the offering. Dawson and its registered representative may participate in this offering on the same terms and conditions as the investors participating in this offering.

We have agreed to pay the placement agent a fee equal to eight percent (8%) of the gross proceeds sold in the offering, and to reimburse the placement agent’s road show, due diligence, legal and other expenses in an amount not to exceed $45,000. The following table shows the per share and warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per share and warrant	Total

Public Offering Price	$1.27	$1,270,000
Placement agent commissions	$0.1016	$101,600
Proceeds to us, before expenses	$1.1684	$1,168,400

The estimated offering expenses payable by us are approximately $136,600, which includes our legal and accounting costs and various other fees associated with registering and listing the securities offered hereby. Additionally, in the placement agency agreement, we will commit, among other items, not to issue additional securities for a period of 60 days. Our officers and directors have agreed with the placement agent to be subject to a lock-up period of 60 days following the date of this prospectus supplement. The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-9 of this prospectus supplement.

In addition, we have agreed to grant compensation warrants to the placement agent to purchase 50,000 common shares (5% of the aggregate number of shares sold to the investors in this offering). The compensation warrants will have the same terms as the warrants offered hereby, except that such compensation warrants will have an exercise price of $1.5875 (125% of the public offering price per share), terminate on the five-year anniversary of the effective date of this offering, and will not contain any price-based anti-dilution provisions.

Pursuant to FINRA Rule 5110(g), the compensation warrants and any shares issued upon exercise of the compensation warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

(i)	by operation of law or by reason of our reorganization;

(ii)	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

(iii)	if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered;

(iv)	that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or

(v)	the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also agreed to pay Dawson a tail fee equal to the cash and warrant compensation set forth above if, at any time within twelve (12) months of the consummation of this offering, we receive financing from any investor introduced to us by the placement agent.

The public offering price of the shares are warrants we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock and warrants we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

We have agreed to indemnify the placement agent against certain liabilities under the Securities Act of 1933, as amended.

Legal Matters

We are being represented by Schiff Hardin LLP, Washington, DC with respect to legal matters of United States federal securities. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Certain legal matters in connection with this offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York.

Experts

The financial statements incorporated by reference in this prospectus have been audited by Centurion ZD CPA Limited, our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement. We incorporate by reference the documents listed below which have been filed (but not furnished) by us.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 filed with the SEC on May 4, 2018;
•	our material change report dated September 27, 2018 in connection with a press release distribution, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on September 27, 2018; and
•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus supplement, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

Prospectus

China Ceramics Co., Ltd.

$50,000,000

Shares

Debt securities

Warrants

We may offer and sell shares, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The debt securities and warrants may be convertible into or exercisable or exchangeable for our shares or other securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed US$50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any supplement and any free writing prospectus before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder. We may sell the securities through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our shares are listed on the NASDAQ Capital Market under the symbol “CCCL”. On November 12, 2018, the closing price of our shares was $1.95 per share.

Investing in our securities involves risks. See “Risk Factors” referenced on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2018.

About This Prospectus

Before you invest in any of our securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described in the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process permitted under the Securities Act of 1933, as amended. By using a “shelf” registration statement, we may sell any of our securities from time to time and in one or more offerings. This prospectus only provides you with a summary description of these securities. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement.

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;
•

“RMB” and “Renminbi” are to the legal currency of China (see “- Exchange Rate Information” for translations of RMB into U.S. dollars in this prospectus). This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates. Unless otherwise stated, the translations of RMB into U.S. dollars have been made at the exchange rate as set forth on September 28, 2018 in the H.10 statistical release of the Federal Reserve Board, which was RMB6.868 to US$1.00. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all (also see “Risk Factors”). On October 26, 2018, the exchange rate was RMB6.9425 to US$1.00.

•	“shares” are to our shares, par value US$0.008 per share.
•	“US$” and “U.S. dollars” are to the legal currency of the United States.
•	“we,” “us,” “our,” and “China Ceramics” refers to China Ceramics Co., Ltd., a British Virgin Islands company, and its subsidiaries, including Success Winner Limited (“Success Winner”), a British Virgin Islands company and wholly owned subsidiary of China Ceramics, Stand Best Creation Limited (“Stand Best”), a Hong Kong company and wholly owned subsidiary of Success Winner and the entity that wholly owns Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”), a PRC operating company that in turn wholly owns Jiangxi Hengdali Ceramic Materials Co., Ltd. (“Hengdali”), and Fujian Province Hengdali Building Materials Co., Ltd. each a PRC operating company.

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Our Business

We are a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” “HDL” or “Hengdeli”, “Pottery Capital of Tang Dynasty”, “TOERTO” and ”WULIQIAO” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities operated by Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated by Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

Securities Being Offered

We may offer and sell shares, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The debt securities and warrants may be convertible into or exercisable or exchangeable for our shares or other securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed US$50,000,000. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Risk Factors

Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors set forth under the heading “Item 3.D. Risk Factors” in our 2017 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forwardlooking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

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You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Ratio of Earnings to Fixed Charges

A prospectus supplement for an offering of our debt securities or warrants to purchase such securities will include information of our ratio of earnings to fixed charges.

Use of Proceeds

Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for working capital and general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Dividends

We paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on July 13, 2013 and January 14, 2014, respectively, to our shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million). Also, we paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on July 14, 2014 and January 14, 2015, respectively, to our shareholders which totaled in aggregate US$0.5 million (equivalent to RMB3.2 million).

We do not currently have any plans to pay any cash dividends in the foreseeable future on our shares being sold in this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of our Chinese subsidiaries is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of our PRC subsidiaries, each of which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If we decide to pay dividends in the future, these restrictions may impede our ability to pay dividends. In addition, if any of these Chinese entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our Board of Directors has discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Capitalization and Indebtedness

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

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Description of Securities

We may issue from time to time, in one or more offerings, shares, debt securities and warrants. We will set forth in the applicable prospectus supplement a description of debt securities and warrants, and, in certain cases, the shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Description of Share Capital

The following description of the material terms of our shares and warrants includes a summary of specified provisions of the Memorandum of Association and Articles of Association. This description is subject to the relevant provisions of the BVI Business Companies Act, 2004 (as amended) and is qualified by reference to our Memorandum of Association and Articles of Association, copies of which are incorporated in this registration statement by reference.

General

China Ceramics is authorized to issue 51,000,000 shares of US$0.008 par value per share of a single class. As of the date of this filing, 4,654,812 shares are outstanding. The remaining authorized and unissued shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances China Ceramics could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

China Ceramics’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Members of China Ceramics’s Board of Directors serve for indefinite terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. China Ceramics’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares.

Our shares have been listed on the NASDAQ Stock Market under the symbol “CCCL” since January 18, 2011. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011. and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer where they are trading now under the same symbol. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

Directors

The China Ceramics Articles of Association provides only for unanimous written consents of directors. The China Ceramics Articles of Association permit shareholders to remove a sitting director without cause upon a majority vote of the shareholders.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of China Ceramics’ Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified by reference to the full texts of China Ceramics’ Memorandum and Articles of Association.

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In general, the anti-takeover provisions of China Ceramics’ Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by China Ceramics’ board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of China Ceramics or a tender offer for all of China Ceramics’ shares. The provisions are designed to discourage any tender offer or other attempt to gain control of China Ceramics in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of China Ceramics in a short time and then impose its will on the remaining shareholders. However, to the extent such provisions successfully discourage the acquisition of control of China Ceramics or tender offers for all or part of China Ceramics’ shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of China Ceramics’ shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of China Ceramics’ shares, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Shareholder Meetings

British Virgin Island law provides that shareholder meetings shall be convened by the board of directors at any time or upon the written request of shareholders holding more than 30% of the votes of the issued and outstanding voting shares of the company. China Ceramics’ Articles of Association provide that annual shareholder meetings for the election of directors may be called only by the directors.

Number of Directors and Filling Vacancies on the Board of Directors

British Virgin Islands law requires that the board of directors of a company consist of one or more directors and that the number of directors shall be set by the company’s Articles of Association, with a minimum of one director. China Ceramics’ Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the shareholders. Directors may be removed by the shareholders only for cause or without cause on a vote of the members representing a majority of the shares entitled to vote.

Election of Directors

Under British Virgin Islands law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholder meeting may, if they so choose, elect all directors of China Ceramics who are up for election, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

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Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders; Action by Written Consent

The China Ceramics Articles of Association provide for advance notice requirements for shareholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of China Ceramics at its principal executive offices not fewer than 10 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by China Ceramics’ board of directors or by shareholders comprising a majority of the combined voting power of the holders of the then issued and outstanding shares entitled to vote. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or seek a shareholder vote with respect to other matters that are not supported by management.

Rights of Minority Shareholders

Under the statutory law of the British Virgin Islands, the principal protection of minority shareholders is that shareholders may bring an action to enforce the constituent documents of the company, the Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Memorandum and Articles. The company is obliged to hold an annual meeting and provide for the election of directors. In addition, the BVI Business Companies Act provides that a shareholder may bring an action against the company for a breach of a duty owed by the company to him in his capacity as a shareholder or if he considers that the affairs of the company are being, have been or are likely to be conducted in a manner which is unfairly prejudicial to him.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the case law on British Virgin Islands business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of China Ceramics. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

Transfer of China Ceramics Securities Upon Death of Holder

Because China Ceramics is a British Virgin IsVI company, the transfer of the securities of China Ceramics, including the shares and warrants, for estate administration purposes will be governed by British Virgin Islands law. This may require that the estate of a decedent security holder of China Ceramics seek to probate or transfer under letters of administration for the estate issued by a court in the British Virgin Islands in order to effectively transfer the shares of the deceased.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the shares of China Ceramics shares, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, (212) 509-4000.

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Indemnification of Directors and Officers

A director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of China Ceramics do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the BVI Business Companies Act permits indemnification of directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The Acquisition Agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. China Ceramics is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, China Ceramics and CHAC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Description of Debt Securities

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

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•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

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We may issue debt securities that are exchangeable for and/or convertible into shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities, in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Description of Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our shares, or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

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The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the initial offering price;
•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;
•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	anti-dilution provisions of the equity warrants, if any;
•	redemption or call provisions, if any, applicable to the equity warrants; and
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus. The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;
•	the initial offering price;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;
•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•	anti-dilution provisions of the debt warrants, if any;
•	redemption or call provisions, if any, applicable to the debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

Certain Income Tax Considerations

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Plan of Distribution

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors; or
•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement or free writing prospectus the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement or free writing prospectus naming the underwriter and the nature of any such relationship.

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In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement or a free writing prospectus any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnity them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities will be a new issue with no established trading market, other than our shares, which are listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

Legal Matters

We are being represented by Schiff Hardin LLP, Washington, DC with respect to legal matters of United States federal securities laws. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

Experts

The financial statements incorporated by reference in this prospectus have been audited by Centurion ZD CPA Limited, our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Enforceability of Civil Liabilities

Many of our officers and directors, and some of the experts named in this prospectus, are residents of PRC or elsewhere outside of the U.S., and all of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

Substantially all of our operations and records, and most of our senior management are located in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

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We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 filed with the SEC on May 4, 2018;
•	our material change report dated September 27, 2018 in connection with a press release distribution, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on September 27, 2018; and
•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

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The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

Prospectus

China Ceramics Co., Ltd.

$50,000,000

Shares

Debt securities

Warrants

PROSPECTUS

November 30, 2018

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.